FIRST AMENDMENT TO OPTION AGREEMENT

THIS AMENDMENT AGREEMENT (the “Agreement”) dated as of September 8, 2011 is made among ARRIBA RESOURCES INC., a company incorporated under the laws of British Columbia (“Arriba”), MINERA ARRIBA S.A. DE C.V., a company incorporated under the laws of Mexico (“Arriba Mexico”) and MINAS DE ALTA LEY LA PALMA, S.A. DE C.V., a company incorporated under the laws of Mexico (the “Optionor” and together with Arriba and Arriba Mexico, the “Parties”).

WHEREAS:

A.                  Arriba Mexico and the Optionor entered into an Option Agreement (the “Option Agreement”) dated effective June 17, 2011, pursuant to which Arriba Mexico was required to, among other things, issue 1,500,000 common shares (the “Arriba Mexico Shares”) of Arriba Mexico to the Optionor in consideration of a 50% interest in the Property; and

B.                  The Parties wish to amend the terms of the Option Agreement to provide for the issuance of 1,500,000 shares of Arriba to the Optionor in place of the Arriba Mexico Shares.

NOW THEREFORE this Agreement witnesses that for and in consideration of the mutual covenants, agreements, representations and warranties set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties, the Parties hereby agree as follows:

1.	INTERPRETATION

1.1	Capitalized terms not otherwise defined in this Agreement have the meanings assigned to them in the Option Agreement.

2.	AMENDMENT TO THE Option Agreement

2.1	Section 1.1(f) of the Option Agreement is hereby deleted it in its entirety and replaced with the following:

“(f) “Common Shares” means common shares in the capital of Arriba Resources Inc.;”

2.2	Section 3.1(c) of the Option Agreement is hereby deleted it in its entirety and replaced with the following:

“(c) cause Arriba Resources Inc. to issue to the Optionor 1,500,000 Common Shares on or before the Closing Date.”

3.	GENERAL

3.1	The Option Agreement, as amended by this Agreement, remains in full force and effect. If there is any conflict with or inconsistency between the terms of the Option Agreement and the terms of this Agreement, then the terms of this Agreement will prevail to the extent of such conflict or inconsistency.

3.2	The Optionor acknowledges that the representations and warranties of the Optionor contained in the Option Agreement are true and correct as of the date hereof.

3.3	This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

3.4	The Parties may amend this Agreement only in writing.

3.5	This Agreement enures to the benefit of and is binding upon the Parties and, as the case may be, their respective heirs, executors, administrators and successors.

3.6	This Agreement is governed by the laws of Mexico.

3.7	This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first set forth above.

ARRIBA RESOURCES INC.		MINERA ARRIBA S.A. DE C.V

Per:		Per:
	Authorized Signatory		Authorized Signatory

MINAS DE ALTA LEY LA PALMA, S.A. DE C.V.

Per:
Authorized Signatory